EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statements of MBIA Inc. and Subsidiaries on the forms S-3 (Nos. 333-85060, 333-15003, 333-60039 and 333-62961) of:

(1)	Our report dated January 31, 2003, relating to the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, which is incorporated by reference in MBIA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2)	Our report dated January 31, 2003 relating to the financial statement schedules of MBIA Inc. and Subsidiaries, which is included in MBIA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

(3)	Our report dated January 31, 2003 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, which is included in Exhibit 99 to MBIA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

January 16, 2004